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                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                        HARTFORD LIFE INSURANCE COMPANY

                      SUPPLEMENT DATED SEPTEMBER 17, 2001
                      TO THE PROSPECTUS DATED MAY 1, 2001

Effective September 17, 2001, the one-year Guarantee Period is no longer available under the Contract.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

333-37290
HV-3305